ALLSTATE FINANCIAL CORPORATION
2700 S. Quincy Street, Suite 540
Arlington, VA 22206

                             FOR IMMEDIATE RELEASE

CONTACT:          Charles G. Johnson, President and CEO
                  C. Fred Jackson, Senior Vice President and CFO

PHONE:            (703) 931-2274

ALLSTATE FINANCIAL STOCK TO TRADE ON THE OTC BULLETIN BOARD EFFECTIVE
OCTOBER 18, 1999
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         ARLINGTON,   VA,  October  14,1999  -  Allstate  Financial  Corporation
("Allstate"or the "Company") (Nasdaq: ASFN) today announced that it had been informed by the The Nasdaq Stock Market that it no longer meets the requirements for continued trading under the Nasdaq's National Market Standards, as a result of failing to maintain a market value of public float greater than or equal to $5,000,000 and tangible assets, net of liabilities, of a minimum of $4,000,000. The Nasdaq Staff also has determined that Allstate's securities do not qualify for listing on the Nasdaq SmallCap Market, and that its common stock will be delisted from The Nasdaq Stock Market, effective with the opening of business on Monday, October 18, 1999. Allstate will be eligible for trading on the OTC Bulletin Board.

         Allstate   Financial   Corporation   provides   funding  to  small  and
medium-sized companies through a variety of lending and investing techniques.

         Charles G. Johnson, President and CEO, stated "The Board continues to explore options for future business strategies to return the company to profitability." He noted this included a significant reduction in operating expenses, collection of non-earning assets and elimination of the Company's senior bank line.

         This Press Release contains certain "forward-looking statements" relating to the Company which represent the Company's current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, performance, financial condition and growth. For this purpose, any statements contained in this Press Release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", "could", "estimate", or "continue", or the negative or other variation thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, such as credit losses, dependence on management and key personnel, seasonality, and variability of quarterly results, ability of the Company to obtain adequate financing, competition, and regulatory restrictions relating to potential new activities, certain of which are beyond the Company's control. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward-looking statements.